Exhibit 32.2

CERTIFICATIONS OF THE PRINCIPAL ACCOUNTING OFFICER

UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing by ARTISTdirect, Inc. (the “Registrant”) of its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 (the “Quarterly Report”) with the Securities and Exchange Commission, I, Rene L. Rousselet, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 19, 2008	By:	/s/ RENE L. ROUSSELET
Rene L. Rousselet
Corporate Controller
(Principal Accounting Officer)